EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-163947 on Form S-3, and the following Registration Statements on Form S-8: 333-150791, 33-48358, 33-52201, 33-58103, 33-62005, 333-20841, 333-31715, 333-69483, 333-62256, 333-63184, 333-84014, 333-88924, and 333-116701, of EOG Resources, Inc. of our report dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule of EOG Resources, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to EOG Resources, Inc.'s adoption of Accounting Standards Update No. 2010-3, "Oil and Gas Reserve Estimation and Disclosures," effective December 31, 2009), and the effectiveness of EOG Resources, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of EOG Resources, Inc. for the year ended December 31, 2009.

DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2010